SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              August 9, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

On August 9, 2004, Cephalon, Inc. (“us” or “we”) and CIMA LABS INC. (“CIMA”) announced that the Federal Trade Commission (FTC) had accepted a consent agreement that permits us to complete our acquisition of CIMA.  Under the Agreement and Plan of Merger with CIMA dated November 3, 2003, we agreed to acquire each outstanding share of CIMA common stock for $34.00 per share in cash.  The total cash to be paid to CIMA shareholders and to employees for outstanding options in the transaction is approximately $403 million, net of CIMA’s existing cash on hand as of June 30, 2004.  In connection with the closing of the acquisition, we expect to record a non-recurring charge of approximately $180.0 million in the third quarter of 2004 for in process research and development costs.

In order to secure regulatory clearance of the acquisition, we entered into a consent agreement with the FTC.  As part of this agreement, we executed a license and supply agreement with Barr Laboratories, Inc. whereby we agreed (subject to the closing of the acquisition) to license to Barr our U.S. rights to any intellectual property related to ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  This license to ACTIQ will become effective upon the earliest to occur of (i) final U.S. Food and Drug Administration (FDA) approval of CIMA’s OraVescent® fentanyl product candidate, (ii) September 5, 2006, if we have not received either (A) an approvable letter from FDA for the sugar free formulation of ACTIQ by July 1, 2005 (or final FDA approval within 180 days of such approvable letter) or (B) a pediatric extension for ACTIQ or (iii) February 3, 2007, if we have received a pediatric extension for ACTIQ.  As we currently expect to receive both a pediatric extension for ACTIQ prior to September 2006 and FDA approval for the sugar-free formulation of ACTIQ within the timeframe agreed upon with the FTC, we anticipate that the Barr license will be effective upon OraVescent fentanyl approval.  Under the agreement, Barr also may receive a license to the sugar-free formulation of ACTIQ under development; this license would become effective upon OraVescent fentanyl approval by the FDA or if the sugar-free approval timelines described above are not achieved.  We expect to file in late 2004 an SNDA with the FDA requesting approval for the sugar free formulation and anticipate final FDA approval in the middle of 2005.

Under the license and supply agreement, we also agreed to transfer to Barr our technological know-how and intellectual property related to ACTIQ and to sell to Barr, for period of up to three years, a generic form of ACTIQ for resale in the United States if Barr is unable to manufacture an FDA-approved generic version of ACTIQ by the date the license takes effect.   In addition, we have agreed to forbear from asserting any remaining patent rights in ACTIQ against other parties beginning on the earlier of (i) August 3, 2007 or (ii) six months following the effective date of Barr’s license.

The Registrant hereby incorporates by reference the press release dated August 9, 2004 attached hereto as Exhibit 99.1, and made a part of this Item 5.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                    Financial Statements of Business Acquired:   Not applicable

(b)                   Pro Forma Financial Information:   Not applicable

(c)                    Exhibits

Number	Description
99.1	Press Release – Cephalon, Inc. and CIMA LABS INC. Announce FTC Clearance to Proceed with Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: August 9, 2004	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release – Cephalon, Inc. and CIMA LABS INC. Announce FTC Clearance to Proceed with Merger